                                                                                                           Exhibit 99.1

February 6, 2014

Contacts:	For news media – George C. Lewis, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports 2013 Earnings; Increases Common Stock Dividend

•	Earnings from ongoing operations of $2.45 per share exceed both 2013 forecast range and 2012 results

•	Company announces 2014 earnings forecast range of $2.05 to $2.25 per share

•	Annualized dividend increased to $1.49 per share; 12th increase in 13 years

ALLENTOWN, Pa. — PPL Corporation (NYSE: PPL) on Thursday (2/6) announced reported earnings for 2013 of $1.13 billion, or $1.76 per share, compared with $1.53 billion, or $2.60 per share in 2012, and an increase in its common stock dividend.

Earnings from ongoing operations were $1.59 billion, or $2.45 per share. That result exceeded the 2013 forecast range of $2.30 to $2.40 per share, as well as 2012 earnings from ongoing operations of $1.42 billion or $2.42 per share. Earnings from ongoing operations are adjusted for special items, which for 2013 included an after-tax charge of $413 million, or $0.62 per share, for the termination of the Colstrip power plant lease. The lease termination will facilitate the previously announced sale of PPL Montana’s hydroelectric assets.

“We’re extremely proud of the results for the year. Exceeding the top end of the 2013 forecast required each business segment to demonstrate exceptional performance to produce solid results for shareowners and deliver the highest quality service for our 10 million customers,” said William H. Spence, PPL’s chairman, president and chief executive officer. “The continued solid performance of our regulated business segments and our expectations for continued growth gives us the confidence to increase our dividend.”

The dividend increase to $0.3725 per share on a quarterly basis will be payable April 1, 2014 to shareowners of record as of March 10. With the increase, the new annualized dividend is $1.49 per share. The previous dividend was $1.47 per share. PPL has increased its common stock dividend 12 times in the last 13 years.

For the fourth quarter, PPL had a reported loss of $98 million, or $0.16 per share, compared with reported earnings of $359 million, or $0.60 per share in the fourth quarter of 2012. Adjusting for special items, fourth quarter earnings from ongoing operations were $394 million, or $0.60 per share, compared with $292 million, or $0.49 per share in the fourth quarter of 2012.

PPL also announced its 2014 earnings forecast range of $2.05 to $2.25 per share, with a midpoint of $2.15 per share. PPL projects that nearly all of its 2014 earnings will come from its regulated businesses, compared with 86 percent of earnings from ongoing operations in 2013. The 2014 earnings forecast reflects higher revenues from the three regulated businesses, offset by lower energy margins in the Supply business resulting largely from lower energy and capacity prices.

2013 Earnings Details

PPL’s 2013 reported earnings include net special-item after-tax charges of $461 million, or $0.69 per share; 2012 reported earnings included net special-item after-tax credits of $109 million, or $0.18 per share.

In addition to the $0.62 charge for the Colstrip lease termination, 2013 special-item charges include $0.11 per share for adjusted energy-related economic activity, $0.06 per share for an impairment of the Corette coal-fired power plant in Montana, $0.05 per share from an adjustment to the accrued liability for U.K. line losses for a period preceding PPL’s acquisition of WPD Midlands, and $0.03 per share for unrealized losses on foreign currency-related economic hedges. These charges were partially offset by special-item credits that include $0.13 per share for a reduction in the U.K. corporate income tax rate and $0.06 per share from a favorable U.S. Supreme Court decision that the U.K. windfall tax is creditable against U.S. income taxes.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). Earnings from ongoing operations, a non-GAAP financial measure, are adjusted for special items that are fully detailed at the end of this news release.

(Dollars in millions, except for per share amounts)	2013	2012	% Change

Reported Earnings	$1,130	$1,526	(26)%
Reported Earnings Per Share	$1.76	$2.60	(32)%
Earnings from Ongoing Operations	$1,591	$1,417	12%
Earnings from Ongoing Operations Per Share	$2.45	$2.42	1%

See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.

Fourth Quarter 2013 Earnings Details

PPL’s reported loss for the fourth quarter of 2013 includes net special-item charges of $0.76 per share. The special-item charges include $0.62 per share related to the Colstrip lease termination, $0.06 per share for impairment of the Corette power plant, $0.04 per share for adjusted energy-related economic activity and $0.03 per share for unrealized losses on foreign currency-related economic hedges.

(Dollars in millions, except for per share amounts)	4th Quarter
	2013	2012	% Change

Reported Earnings (Loss)	$(98)	$359	(127)%
Reported Earnings (Loss) Per Share	$(0.16)	$0.60	(127)%
Earnings from Ongoing Operations	$394	$292	35%
Earnings from Ongoing Operations Per Share	$0.60	$0.49	22%

See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings (loss).

Year and Fourth-Quarter 2013 Earnings by Business Segment

The following chart shows PPL’s earnings by segment for 2013 and the fourth quarter of 2013, compared with the same periods of 2012.

	Year		4th Quarter
Per Share	2013	2012	2013	2012
Earnings from ongoing operations
Kentucky Regulated	$0.48	$0.33	$0.12	$0.08
U.K. Regulated	1.32	1.19	0.30	0.29
Pennsylvania Regulated	0.31	0.22	0.07	0.05
Supply	0.39	0.68	0.13	0.07
Corporate and Other1	(0.05)	–	(0.02)	–
Total	$2.45	$2.42	$0.60	$0.49

Special items
Kentucky Regulated	$–	$(0.03)	$–	$(0.03)
U.K. Regulated	0.11	0.18	(0.02)	0.12
Pennsylvania Regulated	–	–	–	–
Supply	(0.80)	0.03	(0.74)	0.02
Corporate and Other1	–	–	–	–
Total	$(0.69)	$0.18	$(0.76)	$0.11

Reported earnings (loss)
Kentucky Regulated	$0.48	$0.30	$0.12	$0.05
U.K. Regulated	1.43	1.37	0.28	0.41
Pennsylvania Regulated	0.31	0.22	0.07	0.05
Supply	(0.41)	0.71	(0.61)	0.09
Corporate and Other1	(0.05)	–	(0.02)	–
Total	$1.76	$2.60	$(0.16)	$0.60

1 This category primarily includes unallocated corporate-level financing and other costs.

For more details of special items by segment, see the reconciliation tables at the end of this news release.

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and Kentucky Utilities Company.

Segment earnings from ongoing operations increased in 2013 by $0.15 per share compared to a year ago primarily due to higher base rates that became effective Jan. 1 and returns from additional environmental capital investments, partially offset by dilution of $0.04 per share.

Segment earnings from ongoing operations in the fourth quarter of 2013 increased by $0.04 per share compared with the fourth quarter of 2012 primarily due to higher base rates that became effective Jan. 1 and returns from additional environmental capital investments, partially offset by higher operation and maintenance expense and dilution of $0.01 per share.

U.K. Regulated Segment
PPL’s U.K. Regulated segment consists of the regulated electricity delivery operations of Western Power Distribution, serving southwest and central England and south Wales.

Segment earnings from ongoing operations in 2013 increased by $0.13 per share compared to a year ago primarily due to higher electricity delivery revenues and lower U.K. income taxes, partially offset by higher operation and maintenance expense, higher depreciation and dilution of $0.14 per share.

Segment earnings from ongoing operations in the fourth quarter of 2013 increased by $0.01 per share compared with the fourth quarter of 2012 primarily due to higher electricity delivery revenues and lower U.K. income taxes, partially offset by higher operation and maintenance expense and dilution of $0.03 per share.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations in 2013 increased by $0.09 per share compared to a year ago primarily due to higher distribution base rates that became effective Jan. 1, higher transmission margins from additional capital investments, lower operation and maintenance expense and higher distribution sales volume due to weather, partially offset by higher depreciation and dilution of $0.04 per share.

Segment earnings from ongoing operations in the fourth quarter of 2013 increased by $0.02 per share compared with the fourth quarter of 2012 primarily due to higher transmission margins from additional capital investments and higher distribution sales volume due to weather, partially offset by dilution of $0.01 per share.

Supply Segment
PPL’s Supply segment consists primarily of the competitive electricity generation and energy marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations in 2013 decreased by $0.29 per share compared to a year ago primarily due to lower baseload energy prices, higher depreciation, higher income taxes and dilution of $0.05 per share, partially offset by higher capacity prices, higher nuclear generation volume, and lower operation and maintenance expense.

Segment earnings from ongoing operations in the fourth quarter of 2013 increased by $0.06 per share compared with the fourth quarter of 2012 primarily due to higher nuclear generation volume, higher capacity prices, lower operation and maintenance expense, and lower income taxes, partially offset by lower baseload energy prices and dilution of $0.02 per share.

2014 Earnings Forecast by Business Segment

	2014 forecast midpoint	2013 actual earnings from ongoing operations
Earnings per share
Kentucky Regulated	$ 0.43	$ 0.48
U.K. Regulated	1.32	1.32
Pennsylvania Regulated	0.38	0.31
Supply	0.07	0.39
Corporate and Other1	(0.05)	(0.05)
Total	$ 2.15	$ 2.45
1 This category primarily includes unallocated corporate-level financing and other costs.

PPL expects lower earnings in 2014 compared with 2013, primarily due to lower energy margins in the Supply segment.

Kentucky Regulated Segment
PPL projects lower segment earnings in 2014 compared with 2013, primarily driven by higher operation and maintenance expense, higher depreciation and higher financing costs, partially offset by returns on additional environmental capital investments and modest retail load growth.

U.K. Regulated Segment
PPL projects segment earnings in 2014 in line with 2013. Higher electricity delivery revenue and lower pension expense are expected to be offset by higher income taxes, higher depreciation and higher financing costs.

Pennsylvania Regulated Segment
PPL projects higher segment earnings in 2014 compared with 2013, primarily driven by higher transmission margins and returns on distribution improvement capital spending, partially offset by higher financing costs and higher income taxes.

Supply Segment
PPL projects lower segment earnings in 2014 compared with 2013 primarily driven by lower energy and capacity prices, partially offset by lower financing costs and lower income taxes.

PPL Corporation (NYSE: PPL), with 2013 revenues of about $12 billion, is one of the largest companies in the U.S. utility sector. The PPL family of companies delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom, owns more than 18,000 megawatts of generating capacity in the United States and sells energy in key U.S. markets. More information is available at www.pplweb.com.

#     #     #
(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about annual and fourth quarter 2013 financial results at 8:30 a.m. Eastern Time Thursday, February 6. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website:  www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 866-652-5200. International participants should call 1-412-317-6060.

“Earnings from ongoing operations,” also referred to as “ongoing earnings,” should not be considered as an alternative to reported earnings, or net income attributable to PPL shareowners, which is an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Adjusted energy-related economic activity (as discussed below).
•	Unrealized gains or losses on foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring effects.
•	Acquisition-related adjustments.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used to economically hedge a portion of the economic value of the competitive generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Adjusted energy-related economic activity also includes the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on adjusted energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of generating plants and other facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media web site at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	December 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$1,102	$901
Price risk management assets - current	942	1,525
Accounts receivable	1,020	824
Unbilled revenues	835	857
Fuel, materials and supplies	702	673
Other current assets	552	288
Investments	907	759
Property, Plant and Equipment
Regulated utility plant	27,755	25,196
Less: Accumulated depreciation - regulated utility plant	4,873	4,164
Regulated utility plant, net	22,882	21,032
Non-regulated property, plant and equipment	13,306	12,545
Less: Accumulated depreciation - non-regulated property, plant and equipment	6,172	5,942
Non-regulated property, plant and equipment, net	7,134	6,603
Construction work in progress	3,071	2,397
Property, Plant and Equipment, net	33,087	30,032
Regulatory assets	1,246	1,483
Goodwill and other intangibles	5,172	5,083
Price risk management assets - noncurrent	337	572
Other noncurrent assets	357	637
Total Assets	$46,259	$43,634

Liabilities and Equity
Short-term debt	$701	$652
Long-term debt due within one year	315	751
Accounts payable	1,308	1,252
Price risk management liabilities - current	829	1,065
Other current liabilities	1,759	1,905
Long-term debt	20,592	18,725
Deferred income taxes and investment tax credits	4,270	3,715
Price risk management liabilities - noncurrent	415	629
Accrued pension obligations	1,286	2,076
Regulatory liabilities	1,048	1,010
Other noncurrent liabilities	1,270	1,356
Common stock and additional paid-in-capital	8,322	6,942
Earnings reinvested	5,709	5,478
Accumulated other comprehensive loss	(1,565)	(1,940)
Noncontrolling interests		18
Total Liabilities and Equity	$46,259	$43,634

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating Revenues
Utility	$1,857	$1,796	$7,201	$6,808
Unregulated wholesale energy (a)	557	1,074	3,044	4,126
Unregulated retail energy	269	224	1,027	844
Energy-related businesses	165	128	588	508
Total Operating Revenues	2,848	3,222	11,860	12,286

Operating Expenses
Operation
Fuel	480	432	1,944	1,837
Energy purchases (a)	304	722	1,967	2,555
Other operation and maintenance	782	740	2,825	2,835
Loss on lease termination	697		697
Depreciation	302	287	1,161	1,100
Taxes, other than income	92	98	364	366
Energy-related businesses	160	121	563	484
Total Operating Expenses	2,817	2,400	9,521	9,177

Operating Income	31	822	2,339	3,109

Other Income (Expense) - net	(42)	(8)	(23)	(39)

Other-Than-Temporary Impairments		26	1	27

Interest Expense	251	247	1,006	961

Income (Loss) from Continuing Operations Before Income Taxes	(262)	541	1,309	2,082

Income Taxes	(164)	181	180	545

Income (Loss) from Continuing Operations After Income Taxes	(98)	360	1,129	1,537

Income (Loss) from Discontinued Operations (net of income taxes)			2	(6)

Net Income (Loss)	(98)	360	1,131	1,531

Net Income (Loss) Attributable to Noncontrolling Interests		1	1	5

Net Income (Loss) Attributable to PPL Shareowners	$(98)	$359	$1,130	$1,526

Amounts Attributable to PPL Shareowners
Income (Loss) from Continuing Operations After Income Taxes	$(98)	$359	$1,128	$1,532
Income (Loss) from Discontinued Operations (net of income taxes)			2	(6)
Net Income (Loss)	$(98)	$359	$1,130	$1,526

Earnings Per Share of Common Stock:
Income (Loss) from Continuing Operations After Income Taxes Available to PPL Common Shareowners
Basic	$(0.16)	$0.61	$1.85	$2.62
Diluted (b)	$(0.16)	$0.60	$1.76	$2.61
Net Income (Loss) Available to PPL Common Shareowners
Basic	$(0.16)	$0.61	$1.85	$2.61
Diluted (b)	$(0.16)	$0.60	$1.76	$2.60

Weighted-Average Shares of Common Stock Outstanding
(in thousands)
Basic	630,192	581,492	608,983	580,276
Diluted (b)	630,192	583,644	663,073	581,626

(a)	Includes activity from energy-related contracts that hedge future cash flows that were not eligible for hedge accounting, or for which hedge accounting was not elected.
(b)	As a result of a reported loss, diluted earnings per share for the three months ended December 31, 2013 exclude incremental shares as they were anti-dilutive.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	2013	2012	2011 (a)
Cash Flows from Operating Activities
Net income	$1,131	$1,531	$1,512
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,161	1,100	961
Amortization	222	186	254
Defined benefit plans - expense	176	166	205
Deferred income taxes and investment tax credits	72	424	582
Impairment of assets	65	28	13
Unrealized (gains) losses on derivatives, and other hedging activities	236	27	(314)
Loss on lease termination (net of $271 million cash payment)	426
Other	80	(27)	(38)
Change in current assets and current liabilities
Accounts receivable	(165)	7	(89)
Prepayments	14	(5)	294
Counterparty collateral	(81)	(34)	(190)
Other	(118)	14	145
Other operating activities
Defined benefit plans - funding	(563)	(607)	(667)
Other operating activities	201	(46)	(161)
Net cash provided by operating activities	2,857	2,764	2,507
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(4,212)	(3,105)	(2,487)
Expenditures for intangible assets	(95)	(71)	(102)
Proceeds from the sale of certain non-core generation facilities			381
Ironwood Acquisition, net of cash acquired		(84)
Acquisition of WPD Midlands			(5,763)
Purchases of nuclear plant decommissioning trust investments	(159)	(154)	(169)
Proceeds from the sale of nuclear plant decommissioning trust investments	144	139	156
Proceeds from the sale of other investments		20	163
Net (increase) decrease in restricted cash and cash equivalents	(20)	96	(143)
Other investing activities	47	36	12
Net cash used in investing activities	(4,295)	(3,123)	(7,952)
Cash Flows from Financing Activities
Issuance of long-term debt	2,038	1,223	5,745
Retirement of long-term debt	(747)	(108)	(1,210)
Repurchase of common stock	(74)
Issuance of common stock	1,411	72	2,297
Payment of common stock dividends	(878)	(833)	(746)
Redemption of preference stock of a subsidiary		(250)
Debt issuance and credit facility costs	(49)	(17)	(102)
Contract adjustment payments on Equity Units	(82)	(94)	(72)
Net increase (decrease) in short-term debt	49	74	(125)
Other financing activities	(37)	(19)	(20)
Net cash provided by financing activities	1,631	48	5,767
Effect of Exchange Rates on Cash and Cash Equivalents	8	10	(45)
Net Increase (Decrease) in Cash and Cash Equivalents	201	(301)	277
Cash and Cash Equivalents at Beginning of Period	901	1,202	925
Cash and Cash Equivalents at End of Period	$1,102	$901	$1,202

(a)	WPD Midlands' cash flows are consolidated on a one-month lag, and includes eight months of results in 2011, as the date of acquisition was April 1, 2011.

Key Indicators (Unaudited)

	12 Months Ended
	December 31,
Financial	2013	2012

Dividends declared per share of common stock	$ 1.47	$ 1.44
Book value per share (a)(b)	$ 19.78	$ 18.01
Market price per share (a)	$ 30.09	$ 28.63
Dividend yield	4.9%	5.0%
Dividend payout ratio (c)	84%	55%
Dividend payout ratio - earnings from ongoing operations (c)(d)	60%	60%
Price/earnings ratio (c)	17.1	11.0
Price/earnings ratio - earnings from ongoing operations (c)(d)	12.3	11.8
Return on average common equity	9.84%	13.76%
Return on average common equity - earnings from ongoing operations (d)	13.85%	12.78%

(a)	End of period.
(b)	Based on 630,321 and 581,944 shares of common stock outstanding (in thousands) at December 31, 2013 and December 31, 2012.
(c)	Based on diluted earnings per share.
(d)	Calculated using earnings from ongoing operations, which is a non-GAAP financial measure that excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended December 31,			12 Months Ended December 31,
			Percent			Percent
(GWh)	2013	2012	Change	2013	2012	Change

Domestic Retail Delivered
PPL Electric Utilities	9,216	8,917	3.4%	36,760	36,023	2.0%
LKE	7,549	7,215	4.6%	31,088	30,908	0.6%
Total	16,765	16,132	3.9%	67,848	66,931	1.4%

Domestic Retail Supplied (a)
PPL EnergyPlus	3,400	2,938	15.7%	13,476	11,471	17.5%
LKE	7,549	7,215	4.6%	31,088	30,908	0.6%
Total	10,949	10,153	7.8%	44,564	42,379	5.2%

International Delivered
United Kingdom	19,177	19,518	(1.7%)	78,219	77,467	1.0%

Domestic Wholesale
PPL EnergyPlus - East	14,876	10,405	43.0%	52,836	46,585	13.4%
PPL EnergyPlus - West	1,341	1,846	(27.4%)	5,905	6,069	(2.7%)
LKE (b)	632	595	6.2%	2,383	2,304	3.4%
Total	16,849	12,846	31.2%	61,124	54,958	11.2%

(a)
Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New Jersey, Montana, Delaware, Maryland and Washington, D.C.  Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.

(b)	Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings (Loss)
(After-Tax)
(Unaudited)

4th Quarter 2013	(millions of dollars)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$79	$192	$49	$88	$(14)	$394
Special Items:
Adjusted energy-related economic activity, net				(30)		(30)
Foreign currency-related economic hedges		(21)				(21)
Corette asset impairment				(39)		(39)
WPD Midlands acquisition-related adjustments:
Other acquisition-related adjustments		10				10
Other:
LKE discontinued operations	1					1
Loss on Colstrip lease termination to facilitate the sale
of Montana hydro assets				(413)		(413)
Total Special Items	1	(11)		(482)		(492)
Reported Earnings (Loss)	$80	$181	$49	$(394)	$(14)	$(98)

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations (a)	$0.12	$0.30	$0.07	$0.13	$(0.02)	$0.60
Special Items:
Adjusted energy-related economic activity, net				(0.04)		(0.04)
Foreign currency-related economic hedges		(0.03)				(0.03)
Corette asset impairment				(0.06)		(0.06)
WPD Midlands acquisition-related adjustments:
Other acquisition-related adjustments		0.01				0.01
Other:
Loss on Colstrip lease termination to facilitate the sale
of Montana hydro assets				(0.62)		(0.62)
Effect of anti-dilutive, incremental shares (b)				(0.02)		(0.02)
Total Special Items		(0.02)		(0.74)		(0.76)
Reported Earnings (Loss) (b)	$0.12	$0.28	$0.07	$(0.61)	$(0.02)	$(0.16)

(a) The "If-Converted Method" was applied to PPL's Equity Units beginning in the first quarter of 2013, resulting in $7 million of interest charges (after-
tax) being added back to earnings for the three months ended December 31, 2013, and approximately 33 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

(b) As a result of reported losses during the period, primarily due to the Colstrip lease termination, diluted earnings per share for the PPL Corp total exclude incremental shares as they were anti-dilutive. The impact from the difference in shares is included in the Supply segment.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After-Tax)
(Unaudited)

Year-to-Date December 31, 2013	(millions of dollars)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$304	$855	$209	$259	$(36)	$1,591
Special Items:
Adjusted energy-related economic activity, net				(77)		(77)
Foreign currency-related economic hedges		(29)				(29)
Corette asset impairment				(39)		(39)
WPD Midlands acquisition-related adjustments:
Separation benefits		(4)				(4)
Other acquisition-related adjustments		8				8
Other:
LKE discontinued operations	2					2
EEI adjustments	1					1
Change in tax accounting method related to repairs				(3)		(3)
Counterparty bankruptcy				1		1
Windfall tax litigation		43				43
Change in WPD line loss accrual		(35)				(35)
Change in U.K. tax rate		84				84
Loss on Colstrip lease termination to facilitate the sale
of Montana hydro assets				(413)		(413)
Total Special Items	3	67		(531)		(461)
Reported Earnings	$307	$922	$209	$(272)	$(36)	$1,130

	(per share - diluted) (a)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$0.48	$1.32	$0.31	$0.39	$(0.05)	$2.45
Special Items:
Adjusted energy-related economic activity, net				(0.11)		(0.11)
Foreign currency-related economic hedges		(0.03)				(0.03)
Corette asset impairment				(0.06)		(0.06)
WPD Midlands acquisition-related adjustments:
Separation benefits		(0.01)				(0.01)
Other acquisition-related adjustments		0.01				0.01
Other:
Change in tax accounting method related to repairs				(0.01)		(0.01)
Windfall tax litigation		0.06				0.06
Change in WPD line loss accrual		(0.05)				(0.05)
Change in U.K. tax rate		0.13				0.13
Loss on Colstrip lease termination to facilitate the sale
of Montana hydro assets				(0.62)		(0.62)
Total Special Items		0.11		(0.80)		(0.69)
Reported Earnings	$0.48	$1.43	$0.31	$(0.41)	$(0.05)	$1.76

(a) The "If-Converted Method" was applied to PPL's Equity Units beginning in the first quarter of 2013, resulting in $44 million of interest charges
(after-tax) being added back to earnings for the twelve months ended December 31, 2013, and approximately 53 million shares of PPL Common
Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After-Tax)
(Unaudited)

4th Quarter 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$44	$172	$37	$39	$292
Special Items:
Adjusted energy-related economic activity, net				15	15
Foreign currency-related economic hedges		(5)			(5)
Impairments:
Other asset impairments	(15)			(1)	(16)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(2)			(2)
Other:
Change in U.K. tax rate		1			1
Change in WPD line loss accrual		74			74
Total Special Items	(15)	68		14	67
Reported Earnings	$29	$240	$37	$53	$359

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.08	$0.29	$0.05	$0.07	$0.49
Special Items:
Adjusted energy-related economic activity, net				0.02	0.02
Foreign currency-related economic hedges		(0.01)			(0.01)
Impairments:
Other asset impairments	(0.03)				(0.03)
Other:
Change in WPD line loss accrual		0.13			0.13
Total Special Items	(0.03)	0.12		0.02	0.11
Reported Earnings	$0.05	$0.41	$0.05	$0.09	$0.60

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After-Tax)
(Unaudited)

Year-to-Date December 31, 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$193	$696	$132	$396	$1,417
Special Items:
Adjusted energy-related economic activity, net				38	38
Foreign currency-related economic hedges		(33)			(33)
Impairments:
Adjustments - nuclear decommissioning trust investments				2	2
Other asset impairments	(15)			(1)	(16)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(11)			(11)
Other acquisition-related adjustments		2			2
LKE
Net operating loss carryforward and other tax-related adjustments	4				4
Other:
LKE discontinued operations	(5)				(5)
Change in U.K. tax rate		75			75
Counterparty bankruptcy				(6)	(6)
Wholesale supply cost reimbursement				1	1
Ash basin leak remediation adjustment				1	1
Coal contract modification payments				(17)	(17)
Change in WPD line loss accrual		74			74
Total Special Items	(16)	107		18	109
Reported Earnings	$177	$803	$132	$414	$1,526

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.33	$1.19	$0.22	$0.68	$2.42
Special Items:
Adjusted energy-related economic activity, net				0.07	0.07
Foreign currency-related economic hedges		(0.06)			(0.06)
Impairments:
Other asset impairments	(0.03)				(0.03)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(0.02)			(0.02)
LKE
Net operating loss carryforward and other tax-related adjustments	0.01				0.01
Other:
LKE discontinued operations	(0.01)				(0.01)
Change in U.K. tax rate		0.13			0.13
Counterparty bankruptcy				(0.01)	(0.01)
Coal contract modification payments				(0.03)	(0.03)
Change in WPD line loss accrual		0.13			0.13
Total Special Items	(0.03)	0.18		0.03	0.18
Reported Earnings	$0.30	$1.37	$0.22	$0.71	$2.60